UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2004

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices)

Registrant's telephone number, including area code: (973) 691-1300

Item 5. Other Events.

            On August 6, 2004, Rudolph Technologies, Inc.  issued a press release announcing that it had entered into a settlement agreement with August Technology, Inc. which resolves all claims, including a litigation matter, between the parties.

Item 7.  Financial Statements and Exhibits.

             (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 6, 2004

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 6, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: August 9, 2004	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES AND AUGUST TECHNOLOGY ANNOUNCE LITIGATION SETTLEMENT

Flanders, N.J., August 6, 2004 - Rudolph Technologies, Inc. (Nasdaq: RTEC) and August Technology Inc. (Nasdaq: AUGT) today announced that they have fully settled the commercial litigation between the companies originally filed on September 23, 2003. The dispute arose from a December 24, 1997 Development Agreement between ISOA, Inc., which was acquired by Rudolph in September of 2002, and STI, Inc., a company acquired by August from ASTI Holdings, Ltd. in April of 2003.

Under the terms of the settlement, both companies and their subsidiaries have agreed to dismiss with prejudice all claims against each other that arose out of the Development Agreement. Rudolph will receive a one-time payment of $502,500 from ASTI Holdings, Ltd. All parties involved have denied liability to opposing parties.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology systems used by semiconductor device manufacturers. The Company provides a full-fab solution through its families of proprietary systems for metrology applications used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth. The Company's success in creating complementary metrology applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

About August Technology

August Technology's automated inspection and metrology solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. Based in Bloomington, Minnesota, August Technology is a founding member of the Advanced Packaging and Interconnect Alliance (APiA) and an active member of the Die Products Consortium (DPC). Additional information can be found on the company's web site at www.augusttech.com.

This press release contains forward-looking statements. Actual results may differ materially from those projected due to a number of risks, including, but not limited to, the impact of the slowdown in the overall economy, the uncertainty of the current global political environment, the potential for terrorist attacks, the potential for business disruptions due to infectious diseases, changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments, the timing of revenue recognition of shipments, new product offerings from our competitors, changes in or an inability to execute the respective business strategies of Rudolph Technologies or August Technology, unanticipated manufacturing or supply problems and changes in tax rules. Neither Rudolph Technologies not August Technology can guarantee future results, levels of activity, performance or achievements. For Rudolph, the matters discussed in this press release also involve risks and uncertainties summarized under the heading "Factors that May Affect Future Results" in Rudolph Technologies' Form 10-K filed for the year ended December 31, 2003. For August, please refer to additional risk factors stated in August Technology's Annual Report on Form 10-K filed with the Securities and Exchange Commission. These factors are updated from time to time through the filing of reports and registration statements with the Securities and Exchange Commission. Neither Rudolph Technologies nor August Technology assumes any obligation to update the forward-looking information contained in this press release.